Exhibit 99.1

News Release
LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER 2018 RESULTS

Special Meeting to Approve Merger with Pebblebrook Scheduled for November 27, 2018

Merger with Pebblebrook Expected to Close on November 30, 2018

BETHESDA, MD, November 1, 2018 -- LaSalle Hotel Properties (NYSE: LHO) (“LaSalle” or the “Company”) today announced results for the quarter ended September 30, 2018. The Company’s results are summarized below.

	Third Quarter			Year-to-Date
	2018	2017	% Var.	2018	2017	% Var.
	(dollars in millions except per share/unit data)

Net (loss) income attributable to common shareholders(1)	$(87.4)	$31.1	-381.0%	$(66.9)	$162.7	-141.1%
Net (loss) income attributable to common shareholders per diluted share(1)	$(0.79)	$0.27	-392.6%	$(0.61)	$1.43	-142.7%

RevPAR(2)	$222.84	$216.95	2.7%	$206.55	$207.79	-0.6%
Hotel EBITDAre Margin(2)	35.2%	34.7%		32.9%	33.8%

Adjusted EBITDAre(2)	$99.0	$93.5	5.9%	$254.5	$265.7	-4.2%

Adjusted FFO attributable to common shareholders and unitholders(2)	$81.4	$77.4	5.2%	$207.0	$220.2	-6.0%
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit(2)	$0.74	$0.68	8.8%	$1.86	$1.94	-4.1%
(1) 2017 year-to-date net income included $85.5 million of gains from the sales of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and Westin Philadelphia.
(2) See the discussion of non-GAAP measures and the tables later in this press release for reconciliations from net (loss) income to such measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA for real estate (“EBITDAre”), adjusted funds from operations (“FFO”), and pro forma hotel EBITDAre. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

Michael D. Barnello, President and Chief Executive Officer of LaSalle said, “During the third quarter, the industry and our portfolio continued to benefit from strong lodging demand, and we are pleased to have exceeded our expectations. We remain focused on building on this momentum as we take an important next step to maximize value through our combination with Pebblebrook. We are committed to working closely with Pebblebrook to complete the transaction on November 30th and realize the full benefits of our strategic combination.”

“On behalf of LaSalle’s Board and management team, given we expect this to be our final earnings release as LaSalle, we would like to express our deep appreciation to our employees and hotel operator partners, whose hard work and dedication have been instrumental in making LaSalle the outstanding company it is today.”

Third Quarter 2018 Results

▪
Net Loss: The Company’s net loss attributable to common shareholders was $87 million. The third quarter 2018 was negatively impacted by $112 million of merger-related termination costs paid by Pebblebrook Hotel Trust (“Pebblebrook”), on behalf of the Company, directly to affiliates of The Blackstone Group L.P. (“Blackstone”), as required by the previously announced merger agreement between LaSalle and Blackstone (the “Blackstone Merger Agreement”). The Company recorded an expense of $112 million related to its obligation to pay the termination fee under the Blackstone Merger Agreement and a corresponding liability on its balance sheet, as Pebblebrook was required to fund the termination fee under the terms of the merger agreement between LaSalle and Pebblebrook (the “Pebblebrook Merger Agreement”).

▪
RevPAR: The Company’s third quarter 2018 RevPAR grew 2.7% to $223, driven by a 1.5% increase in average daily rate (“ADR”) to $247 and an occupancy growth of 1.2% to 90.1%. Excluding the Company’s hotels managed by Kimpton and Marriott, RevPAR increased 3.5% versus last year. Kimpton has been working on systems integration with the IHG platform throughout 2018, and Marriott has been doing the same with Starwood’s former systems. Excluding the Company’s two resorts in Key West, RevPAR increased 2.2% compared to the third quarter 2017.

▪	Hotel EBITDAre Margin: The Company’s hotel EBITDAre margin was 35.2% - an increase of 49 basis points.

▪	Adjusted EBITDAre: The Company’s adjusted EBITDAre was $99 million - an increase of $5 million year-over-year.

▪	Adjusted FFO: The Company generated adjusted FFO of $81 million, or $0.74 per diluted share/unit, compared to $77 million, or $0.68 per diluted share/unit, for the third quarter 2017.

Year-to-Date 2018 Results

▪
Net Loss: The Company’s net loss attributable to common shareholders was $67 million. During the first nine months of 2017, the Company sold five assets for a combined gain of $86 million, which when taken together with the $112 million termination fee this year described above, significantly distorted the net (loss) income comparison year-over-year.

▪
RevPAR: The Company’s RevPAR decreased 0.6% to $207, driven by an occupancy decline of 0.6% to 84.5% and flat ADR at $245. Excluding the Company’s hotels managed by Kimpton and Marriott, RevPAR was up 1.3% compared to last year.

▪	Hotel EBITDAre Margin: The Company’s hotel EBITDAre margin was 32.9% - a decline of 90 basis points.

▪
Adjusted EBITDAre: The Company’s adjusted EBITDAre was $255 million - a decrease of $11 million from the same period in 2017. In the first nine months of 2017, the Company earned $7 million of adjusted EBITDAre from assets sold in 2017, which negatively impacted the year-over-year comparison.

▪	Adjusted FFO: The Company generated adjusted FFO of $207 million, or $1.86 per diluted share/unit, compared to $220 million, or $1.94 per diluted share/unit, for the first nine months of 2017.

Capital Investments: The Company invested $18 million of capital in its hotels in the third quarter. The primary investments during the quarter were for the Hilton San Diego Resort and Spa guestroom renovation, which began in October, completion of a meeting space renovation at the Marker San Francisco, and final close-out payments for renovations completed during the first half of the year.

Balance Sheet and Capital Markets Activities

▪
Balance Sheet Summary as of September 30, 2018: The Company had total outstanding debt of $1.1 billion, and total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility, adjusted for all cash and cash equivalents on its balance sheet) was 2.5 times. The Company’s fixed charge coverage ratio was 5.2 times, and its weighted average interest rate for the third quarter was 3.4%. The Company had capacity of $773 million available on its credit facilities, in addition to $248 million of cash and cash equivalents on its balance sheet.

▪	Share Repurchase Program: The Company has not repurchased any common shares under its share repurchase program since March 5, 2018.

Key West Impact Update: In the third quarter’s adjusted EBITDAre, the Company recorded $2.7 million of business interruption proceeds related to losses in 2017 and 2018 following Hurricane Irma. The Company has settled its business interruption claims for both of the Key West properties for a combined $5.3 million, which is fully recorded year-to-date through the third quarter. The Company has also settled its property damage claim for Southernmost Beach Resort for $1.4 million, and it did not file a property damage claim for The Marker Waterfront Resort.

Pebblebrook Transaction: As previously announced on September 6, 2018, LaSalle has entered into a definitive merger agreement with Pebblebrook, under which Pebblebrook would acquire 100% of LaSalle’s outstanding common shares. Under the terms of the Pebblebrook Merger Agreement, for each LaSalle common share owned, each LaSalle shareholder may elect to receive either a fixed amount of $37.80 in cash or a fixed exchange ratio of 0.92 Pebblebrook common shares. A maximum of 30% of the outstanding LaSalle common shares may elect to receive cash (and elections of cash will be subject to pro rata cutbacks if holders of more than 30% of the outstanding LaSalle common shares elect cash). LaSalle common shares held by Pebblebrook will be excluded from the cash election in the transaction, effectively increasing the maximum cash shares to approximately 33% of the aggregate number of LaSalle common shares outstanding immediately prior to the effective time of the transaction. The transaction with Pebblebrook is subject to customary closing conditions, including the approval of LaSalle’s and Pebblebrook’s shareholders. The LaSalle Board recommends that shareholders vote “FOR” the proposal to approve the merger and other transactions contemplated by the Pebblebrook Merger Agreement in advance of the special meeting of shareholders, which will be held on November 27, 2018. The transaction is expected to close on November 30, 2018 and is not contingent on receipt of financing.

October 2018 RevPAR: The Company’s preliminary October 2018 RevPAR change is summarized below for the portfolio and the major markets.

Preliminary October 2018 RevPAR Change
All RevPAR Changes Below Are Approximate

Full Portfolio	5.5%
Full Portfolio Excluding Key West	4.1%
Boston	12%
Chicago	8%
Los Angeles	3%
New York	6%
San Diego Downtown	8%
San Francisco	14%
Washington, D.C.	-16%

Fourth Quarter 2018 Outlook: The Company is providing a fourth quarter outlook for 2018, as shown in the following table.

Fourth Quarter 2018 Outlook
Current
Net income	$17 to $19 million

RevPAR Growth - Full Portfolio	4.5% to 6.0%
RevPAR Growth - Ex. Key West	3.0% to 4.5%

Hotel EBITDAre Margin Change	-30 bps to +30 bps

Adjusted EBITDAre	$74 to $76 million

The Company expects its hotel operating expenses to be a bit higher than normal in the fourth quarter due to some anomalies, including additional real estate tax expense compared to the fourth quarter 2017.

Third Quarter 2018 Earnings Call: Given the pending transaction with Pebblebrook, the Company will not host an investor conference call this quarter.

About LaSalle Hotel Properties

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of September 6, 2018, as amended on September 18, 2018, by and among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P., Ping Merger Sub, LLC, Ping Merger OP, LP, LaSalle Hotel Properties and LaSalle Hotel Operating Partnership, L.P. In connection with the proposed merger transaction, on October 29, 2018, Pebblebrook filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement/prospectus of Pebblebrook and LaSalle that also constitutes a prospectus of Pebblebrook. Pebblebrook and LaSalle also plan to file other relevant documents with the SEC regarding the proposed merger transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents (if and when they become available) filed by Pebblebrook or LaSalle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Pebblebrook with the SEC will be available free of charge on Pebblebrook’s website at www.pebblebrookhotels.com or by contacting Pebblebrook’s Investor Relations at (240) 507-1330. Copies of the documents filed by LaSalle with the SEC will be available free by contacting LaSalle’s Investor Relations at (301) 941-1500.

Certain Information Regarding Participants

Pebblebrook and LaSalle and their respective trustees, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018 in connection with Pebblebrook’s 2018 annual meeting of shareholders. You can find information about LaSalle’s executive officers and directors in LaSalle’s definitive proxy statement filed with the SEC on October 29, 2018 in connection with the special meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Pebblebrook or LaSalle using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Cautionary Statement Regarding Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward-looking statements contained in this press release, including statements regarding the proposed merger transaction and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the shareholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) increased or unanticipated competition for the Company’s properties, (vi) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (vii) the availability and terms of financing and capital and the general volatility of securities markets, (viii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ix) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (x) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xi) the possibility of uninsured losses, (xii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xiii) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (xiv) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q. The Company undertakes no obligation to update or revise any forward- whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

For additional information or to receive press releases via e-mail, please visit our website at http://www.lasallehotels.com/

Contacts:
LaSalle Hotel Properties
Kenneth G. Fuller or Max D. Leinweber
301-941-1500
or
MacKenzie Partners, Inc.
Bob Marese
212-929-5405

Media:
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Andrew Siegel
212-355-4449

LASALLE HOTEL PROPERTIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets:
Investment in hotel properties, net	$3,253,874	$3,265,615
Property under development	18,681	49,459
Cash and cash equivalents	248,164	400,667
Restricted cash reserves	14,996	14,262
Hotel receivables (net of allowance for doubtful accounts of $395 and $404, respectively)	41,732	35,916
Debt issuance costs for borrowings under credit facilities, net	2,456	3,274
Deferred tax assets	1,678	2,136
Prepaid expenses and other assets	77,870	43,612
Total assets	$3,659,451	$3,814,941
Liabilities:
Borrowings under credit facilities	$0	$0
Term loans, net of unamortized debt issuance costs	853,634	853,195
Bonds payable, net of unamortized debt issuance costs	0	42,494
Mortgage loan, net of unamortized debt issuance costs	224,806	224,432
Accounts payable and accrued expenses	152,183	134,216
Advance deposits	33,371	26,625
Accrued interest	2,354	2,383
Distributions payable	4,116	55,135
Deferred deposit on Merger transaction	112,000	0
Total liabilities	1,382,464	1,338,480
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference of $260,000), 40,000,000 shares authorized; 10,400,000 shares issued and outstanding	104	104
Common shares of beneficial interest, $0.01 par value, 200,000,000 shares authorized; 113,251,427 shares issued and 110,397,737 shares outstanding, and 113,251,427 shares issued and 113,209,392 shares outstanding, respectively	1,132	1,132
Treasury shares, at cost	(71,403)	(1,181)
Additional paid-in capital, net of offering costs of $82,865 and $82,842, respectively	2,768,049	2,767,924
Accumulated other comprehensive income	23,242	10,880
Distributions in excess of retained earnings	(447,478)	(305,708)
Total shareholders’ equity	2,273,646	2,473,151
Noncontrolling Interests:
Noncontrolling interests in consolidated entities	16	18
Noncontrolling interests of common units in Operating Partnership	3,325	3,292
Total noncontrolling interests	3,341	3,310
Total equity	2,276,987	2,476,461
Total liabilities and equity	$3,659,451	$3,814,941

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Hotel operating revenues:
Room	$214,283	$209,019	$589,371	$609,769
Food and beverage	51,212	50,191	151,821	161,803
Other operating department	26,915	24,243	71,543	66,728
Total hotel operating revenues	292,410	283,453	812,735	838,300
Other income	5,588	2,403	12,895	9,005
Total revenues	297,998	285,856	825,630	847,305
Expenses:
Hotel operating expenses:
Room	57,347	55,474	162,418	163,068
Food and beverage	37,574	37,628	111,655	116,908
Other direct	3,683	2,793	10,055	9,631
Other indirect	71,576	69,207	204,823	212,040
Total hotel operating expenses	170,180	165,102	488,951	501,647
Depreciation and amortization	46,318	43,355	138,490	134,684
Real estate taxes, personal property taxes and insurance	17,600	16,663	49,936	46,867
Ground rent	4,790	4,788	12,864	11,996
General and administrative	6,313	6,475	19,496	19,946
Costs related to the Mergers and unsolicited takeover offers	9,917	0	21,248	0
Other expenses	1,351	3,179	4,160	6,656
Total operating expenses	256,469	239,562	735,145	721,796
Operating income	41,529	46,294	90,485	125,509
Interest income	670	951	2,073	1,408
Interest expense	(10,587)	(10,026)	(31,205)	(29,276)
Loss from extinguishment of debt	0	0	0	(1,706)
Merger termination fee	(112,000)	0	(112,000)	0
(Loss) income before income tax expense	(80,388)	37,219	(50,647)	95,935
Income tax expense	(2,850)	(1,978)	(3,816)	(2,208)
(Loss) income before gain on sale of properties	(83,238)	35,241	(54,463)	93,727
Gain on sale of properties	0	31	0	85,545
Net (loss) income	(83,238)	35,272	(54,463)	179,272
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(55)	(49)	(114)	(242)
Net income attributable to noncontrolling interests	(55)	(49)	(122)	(250)
Net (loss) income attributable to the Company	(83,293)	35,223	(54,585)	179,022
Distributions to preferred shareholders	(4,116)	(4,116)	(12,347)	(13,908)
Issuance costs of redeemed preferred shares	0	0	0	(2,401)
Net (loss) income attributable to common shareholders	$(87,409)	$31,107	$(66,932)	$162,713

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive (Loss) Income - Continued
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Earnings per Common Share - Basic:
Net (loss) income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.79)	$0.27	$(0.61)	$1.44
Earnings per Common Share - Diluted:
Net (loss) income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.79)	$0.27	$(0.61)	$1.43
Weighted average number of common shares outstanding:
Basic	110,124,868	113,007,475	110,793,969	112,961,365
Diluted	110,124,868	113,383,360	110,793,969	113,343,711

Comprehensive (Loss) Income:
Net (loss) income	$(83,238)	$35,272	$(54,463)	$179,272
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	2,280	517	14,166	(34)
Reclassification adjustment for amounts recognized in net (loss) income	(1,078)	547	(1,787)	2,030
	(82,036)	36,336	(42,084)	181,268
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(57)	(51)	(131)	(245)
Comprehensive income attributable to noncontrolling interests	(57)	(51)	(139)	(253)
Comprehensive (loss) income attributable to the Company	$(82,093)	$36,285	$(42,223)	$181,015

LASALLE HOTEL PROPERTIES
FFO, EBITDA and EBITDAre
(in thousands, except share/unit and per share/unit data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income	$(83,238)	$35,272	$(54,463)	$179,272
Depreciation	46,139	43,205	137,988	134,264
Amortization of deferred lease costs	135	104	378	274
Gain on sale of properties	0	(31)	0	(85,545)
FFO	$(36,964)	$78,550	$83,903	$228,265
Distributions to preferred shareholders	(4,116)	(4,116)	(12,347)	(13,908)
Issuance costs of redeemed preferred shares	0	0	0	(2,401)
FFO attributable to common shareholders and unitholders	$(41,080)	$74,434	$71,556	$211,956
Pre-opening, management transition, severance expenses and other	493	126	1,628	377
Costs related to the Mergers and unsolicited takeover offers	9,917	0	21,248	0
Merger termination fee	112,000	0	112,000	0
Issuance costs of redeemed preferred shares	0	0	0	2,401
Loss from extinguishment of debt	0	0	0	1,706
Hurricane related repairs and cleanup costs, net of property insurance proceeds	(366)	2,338	(918)	2,338
Loss from The Marker Waterfront Resort original development deficiencies	0	0	145	0
Non-cash ground rent	449	459	1,352	1,384
Adjusted FFO attributable to common shareholders and unitholders	$81,413	$77,357	$207,011	$220,162
Weighted average number of common shares and units outstanding:
Basic	110,270,091	113,152,698	110,939,192	113,106,588
Diluted	110,736,269	113,528,583	111,373,605	113,488,934
FFO attributable to common shareholders and unitholders per diluted share/unit	$(0.37)	$0.66	$0.64	$1.87
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.74	$0.68	$1.86	$1.94

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income	$(83,238)	$35,272	$(54,463)	$179,272
Interest expense	10,587	10,026	31,205	29,276
Income tax expense	2,850	1,978	3,816	2,208
Depreciation and amortization	46,318	43,355	138,490	134,684
EBITDA	$(23,483)	$90,631	$119,048	$345,440
Gain on sale of properties	0	(31)	0	(85,545)
EBITDAre	$(23,483)	$90,600	$119,048	$259,895
Pre-opening, management transition, severance expenses and other	493	126	1,628	377
Costs related to the Mergers and unsolicited takeover offers	9,917	0	21,248	0
Merger termination fee	112,000	0	112,000	0
Loss from extinguishment of debt	0	0	0	1,706
Hurricane related repairs and cleanup costs, net of property insurance proceeds	(366)	2,338	(918)	2,338
Loss from The Marker Waterfront Resort original development deficiencies	0	0	145	0
Non-cash ground rent	449	459	1,352	1,384
Adjusted EBITDAre	$99,010	$93,523	$254,503	$265,700
Corporate expense	8,253	7,498	24,051	24,666
Interest and other income	(6,260)	(3,354)	(14,970)	(10,414)
Pro forma hotel level adjustments, net(1)	2,909	524	5,479	(5,729)
Hotel EBITDAre	$103,912	$98,191	$269,063	$274,223

(1)	Pro forma includes all properties owned by the Company as of September 30, 2018.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Room	$214,283	$208,598	$589,371	$592,834
Food and beverage	51,212	50,284	151,821	153,556
Other	29,540	23,806	76,187	64,590
Total hotel revenues	295,035	282,688	817,379	810,980

Expenses:
Room	57,347	55,223	162,418	158,957
Food and beverage	37,574	37,522	111,655	111,975
Other direct	3,674	2,802	10,039	7,743
General and administrative	19,836	19,159	58,572	57,692
Information and telecommunications systems	3,764	3,833	11,684	12,066
Sales and marketing	19,057	18,247	55,864	55,073
Management fees	10,086	9,764	26,675	27,570
Property operations and maintenance	9,251	9,021	27,075	27,007
Energy and utilities	7,149	7,016	19,654	19,606
Property taxes	15,789	15,048	44,849	41,135
Other fixed expenses(2)	7,596	6,862	19,831	17,933
Total hotel expenses	191,123	184,497	548,316	536,757

Hotel EBITDAre	$103,912	$98,191	$269,063	$274,223

Hotel EBITDAre Margin	35.2%	34.7%	32.9%	33.8%

(1)	This schedule includes the operating data for the three and nine months ended September 30, 2018 and 2017 for all properties owned by the Company as of September 30, 2018.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger and Harbor Court in all periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payments were $99 and $298 for the three and nine months ended September 30, 2018 and 2017, respectively. At Harbor Court, the base and participating ground rent payments were $372 and $937 for the three and nine months ended September 30, 2018, respectively, and $335 and $921 for the three and nine months ended September 30, 2017, respectively.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Total Portfolio
Occupancy	90.1%	89.0%	84.5%	85.0%
Increase (Decrease)	1.2%		(0.6)%
ADR	$247.43	$243.77	$244.53	$244.42
Increase	1.5%		0.0%
RevPAR	$222.84	$216.95	$206.55	$207.79
Increase (Decrease)	2.7%		(0.6)%

	For the three months ended September 30, 2018	For the nine months ended September 30, 2018
Market Detail	RevPAR Variance %
Boston	5.6%	(0.3)%
Chicago	7.8%	3.8%
Key West	22.4%	(0.8)%
Los Angeles	(6.4)%	(7.9)%
New York	(1.5)%	2.4%
Other(2)	1.9%	2.3%
San Diego Downtown	3.6%	1.2%
San Francisco	11.4%	6.3%
Washington, DC	(9.2)%	(11.1)%
Kimpton and Marriott Integration Impact Detail
Kimpton and Marriott managed hotels	0.6%	(5.5)%
All other hotels	3.5%	1.3%

(1)	Pro forma includes the statistical data for all properties owned by the Company as of September 30, 2018.

(2)
Other includes The Heathman Hotel in Portland, Chaminade Resort in Santa Cruz, Embassy Suites Philadelphia - Center City in Philadelphia, L’Auberge Del Mar in Del Mar, and The Hilton San Diego Resort and Paradise Point Resort in San Diego.

LASALLE HOTEL PROPERTIES
2018 Outlook - EBITDAre and Adjusted EBITDAre
(in millions)
(unaudited)

	For the three months ending
	December 31, 2018
	Low	High
Net income	$16.5	$18.8
Interest expense and income tax benefit	10.6	10.7
Depreciation and amortization	46.2	46.2
EBITDAre	$73.3	$75.7
Non-cash ground rent	0.4	0.4
Adjusted EBITDAre	$73.7	$76.1

The midpoint of the Company’s fourth quarter 2018 outlook for hotel EBITDAre margin change is calculated using estimated hotel revenue of $265 million and estimated hotel expenses of $183 million.

Non-GAAP Financial Measures
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), adjusted FFO (including adjusted FFO per share/unit), EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre to be helpful in evaluating a real estate company’s operations.
FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre are not measures of the Company’s liquidity, nor are such measures indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been or will be incurred. FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.
FFO
The white paper on FFO approved by the National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with the standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
EBITDA and EBITDAre
EBITDA represents net income or loss (computed in accordance with GAAP), excluding interest expense, income tax, depreciation and amortization. The white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate” approved by NAREIT defines EBITDAre as net income or loss (computed in accordance with GAAP), excluding interest expense, income tax, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and after comparable adjustments for the Company’s portion of these items related to unconsolidated affiliates. The Company computes EBITDAre consistent with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders. In addition, the Company believes the presentation of EBITDAre, which adjusts for certain additional items including gains on sale of property, allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets.
Adjusted FFO and Adjusted EBITDAre
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDAre, which measures are adjusted for certain additional items, including impairment losses (to the extent included in EBITDAre), loss from extinguishment of debt, acquisition transaction costs, costs associated with management transitions or the departure of executive officers, costs associated with the recognition of issuance costs related to the redemption of preferred shares, non-cash ground rent and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA and EBITDAre, the Company’s calculation of adjusted FFO and adjusted EBITDAre may be different from similar adjusted measures calculated by other REITs.
Hotel EBITDAre
The Company also presents hotel EBITDAre, which excludes the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities. In addition, hotel EBITDAre is presented on a pro forma basis to include the results of operations of certain hotels under previous ownership acquired during the periods presented and exclude the results of operations of any hotels sold or closed for renovations during the periods presented. Results for the hotels for periods prior to the Company’s ownership were provided by prior owners and have not been adjusted by the Company or audited by its auditors. The Company believes that presenting pro forma hotel EBITDAre, excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which the individual hotels and operators have direct control. The Company believes these property-level results provide investors with supplemental information on the ongoing operational performance of each of the hotels and the effectiveness of the third-party management companies operating the Company’s business on a property-level basis.